UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant
Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

SOMERSET HILLS BANCORP

(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑ No fee required
☐ Fee Computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SOMERSET HILLS BANCORP

155 Morristown Road
Bernardsville, New Jersey 07924

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on April 30, 2008

NOTICE IS HEREBY GIVEN that the Annual Meeting (the “Annual Meeting”) of the holders of shares of Common Stock (the “Common Stock”) of Somerset Hills Bancorp (the "Company"), the holding company for Somerset Hills Bank (the “Bank”) will be held at the Basking Ridge Country Club, 185 Madisonville Road, Basking Ridge, New Jersey, on April 30, 2008 at 9:30 a.m. for the purpose of considering and voting upon the following matters, all of which are more completely set forth in the accompanying Proxy Statement:

1.           The election of two (2) Directors of the Company to serve for the terms described in the proxy statement or until their successors are elected and shall qualify; and

2.           Such other business as shall properly come before the Annual Meeting.

Holders of shares of Common Stock of record at the close of business on March 17, 2008 will be entitled to vote at the Annual Meeting or any postponement or adjournment.

You are requested to fill in, sign, date and return the enclosed proxy promptly, regardless of whether you expect to attend the Annual Meeting.  A postage-paid return envelope is enclosed for your convenience.

If you are present at the Annual Meeting, you may vote in person even if you have already returned your proxy.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Bette Schmitt

Bette Schmitt
Corporate Secretary

Bernardsville, New Jersey
March 28, 2008

IMPORTANT-PLEASE MAIL YOUR PROXY PROMPTLY

You are urged to sign and return the enclosed Proxy promptly in the envelope provided so that there may be sufficient representation at the Annual Meeting.

SOMERSET HILLS BANCORP
PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 30, 2008
___________________________________________________________

This Proxy Statement is being furnished to shareholders of Somerset Hills Bancorp in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of stockholders to be held on April 30, 2008 at 9:30 a.m., at the Basking Ridge Country Club, 185 Madisonville Road, Basking Ridge, New Jersey.

About the Annual Meeting

Why have I received these materials?

The accompanying proxy, being mailed to shareholders on or about March 28, 2008, is solicited by the Board of Directors of Somerset Hills Bancorp, Inc. (referred to throughout this Proxy Statement as the "Company" or "we"), the holding company for Somerset Hills Bank in connection with our Annual Meeting of Shareholders that will take place on Wednesday, April 30, 2008.  You are cordially invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

Who is entitled to vote at the Annual Meeting?

Holders of Common Stock of the Company (the "Common Stock") as of the close of business on March 17, 2008 will be entitled to vote at the Annual Meeting.  On March 17, 2008, there were outstanding and entitled to vote 4,944,591 shares of Common Stock, each of which is entitled to one vote with respect to each matter to be voted on at the Annual Meeting.

How do I vote my shares at the Annual Meeting?

If you are a "record" shareholder of Common Stock (that is, if you hold Common Stock in your own name in the Company's stock records maintained by our transfer agent, Registrar and Transfer Company), you may complete and sign the accompanying proxy card and return it to the Company or deliver it in person.

"Street name" shareholders of Common Stock (that is, shareholders who hold Common Stock through a broker or other nominee) who wish to vote at the Annual Meeting will need to obtain a proxy form from the institution that holds their shares and to follow the voting instructions on such form.

Can I change my vote after I return my proxy card?

Yes.  After you have submitted a proxy, you may change your vote at any time before the proxy is exercised by submitting a notice of revocation or a proxy bearing a later date.  You may change your vote either by submitting a proxy card prior to the date of the Annual Meeting or if you are a "record" holder of the Common Stock by voting in person at the Annual Meeting.

What constitutes a quorum for purposes of the Annual Meeting?

The presence at the Annual Meeting in person or by proxy of the holders of a majority of the voting power of all outstanding shares of Common Stock entitled to vote shall constitute a quorum for the transaction of business.  Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.

What vote is required to approve each item?

The election of directors at the Annual Meeting requires the affirmative vote of a plurality of the votes cast at the Annual Meeting by shares represented in person or by proxy and entitled to vote for the election of directors.

Summary of the Proposals

How does the Board recommend that I vote my shares?

Unless you give other instructions on your proxy card, the persons named as proxies on the card will vote in accordance with the recommendations of the Board of Directors.  The Board's recommendation is set forth together with the description of each item in this Proxy Statement.  In summary, the Board recommends a vote:

▪	FOR the directors' nominees to the Board of Directors

With respect to any other matters that properly come before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion in the best interest of the Company.  At the date this Proxy Statement went to press, the Board of Directors had no knowledge of any business other than that described in this proxy statement that would be presented for consideration at the Annual Meeting.

Who will bear the expense of soliciting proxies?

The Company will bear the cost of soliciting proxies.  In addition to the solicitation by mail, proxies may be solicited personally or by telephone, facsimile or electronic transmission by our employees.  We may reimburse brokers holding Common Stock in their names or in the names of their nominees for their expenses in sending proxy materials to the beneficial owners of such Common Stock.

ELECTION OF DIRECTORS

The By-Laws of the Company provide that the number of Directors shall not be less than one or more than 25 and permit the exact number to be determined from time to time by the Board of Directors. We currently have eight members of our Board. Our Certificate of Incorporation provides for a Board of Directors divided into three (3) classes.  For 2008, there are two (2) nominees for Director standing for election.

The Board of Directors of the Company has nominated for election to the Board of Directors the persons named below, each of whom is currently serving as a member of the Board.  If elected, each nominee will serve until the 2011 Annual Meeting of Stockholders and until his replacement has been duly elected and qualified.  The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve if elected.

Since our last Annual Meeting, three members of our Board of Directors have retired or resigned. Effective December 31, 2007, Mr. Jerome J. Graham, Jr., one of our original Directors, retired from the Board in accordance with the Company’s Bylaw provision requiring Directors to retire upon reaching age 72. In addition, Messrs. Thompson H. McDaniel and Paul F. Lozier, also among our original Directors, resigned to pursue other personal opportunities. We appreciate the efforts of Messrs. Graham, Lozier and McDaniel in organizing the Bank.

The following table sets forth the names, ages, principal occupations, and business experience for all nominees, as well as their prior service on the Board.  Each nominee is currently a member of the Board of Directors of the Company.  Unless otherwise indicated, principal occupations shown for each Director have extended for five or more years.

NOMINEES FOR ELECTION

Name and Position with Company	Age	Principal Occupation for Past Five Years	Term of Office Since(1) - Expires
Edward B. Deutsch	61	Senior Partner, McElroy, Deutsch, Mulvaney & Carpenter, LLP (law firm)	1998-2011
Thomas J. Marino	60	Managing Partner, J.H. Cohn, L.L.P. (accountants)	2003-2011

 DIRECTORS WHOSE TERMS CONTINUE BEYOND THE 2008 ANNUAL MEETING

Name and Position with Company	Age	Principal Occupation for Past Five Years	Term of Office Since(1) - Expires
Desmond V. Lloyd, Director	66	Owner, The Grand Café Restaurant	1998 – 2009
Stewart E. McClure, Jr., Director, Vice Chairman, President, Chief Executive Officer and Chief Operating Officer	57	President, Chief Executive Officer and Chief Operating Officer of the Company, President, Chief Executive Officer and Chief Operating Officer of the Bank	2001 – 2009
Cornelius E. Golding, Director	60	Retired (formerly Chief Financial Officer, Atlantic Mutual Insurance Company)	2004-2010
Gerald B. O’Connor, Director	65	Senior Partner, O’Connor, Parsons & Lane, LLC (law firm)	1998-2010

Gerard Riker, Director and Executive Vice President and Chief Financial Officer of the Company and the Bank	67	Executive Vice President and Chief Financial Officer of the Company and the Bank	1998-2010
M. Gerald Sedam II	65	Partner, Beck, Mack & Oliver (investment management)	1998-2010

No Director of the Company is also a director of a company having a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Bank Act of 1940 other than Mr. Golding.  Mr. Golding is a Director of National Atlantic Holdings Corp., a Nasdaq listed company and Neurologix, Inc., a company whose common stock is traded on the OTC Bulletin Board.

The Company encourages all directors to attend the Company’s annual meeting.  All of the Company’s directors attended the 2007 annual meeting with the exception of Messrs. Marino and Sedam.

Required Vote

DIRECTORS WILL BE ELECTED BY A PLURALITY OF THE VOTES CAST AT THE ANNUAL MEETING WHETHER IN PERSON OR BY PROXY.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE NOMINEES SET FORTH ABOVE.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND MANAGEMENT

Security Ownership of Management
The following table sets forth information as of March 1, 2008 regarding the number of shares of Common Stock beneficially owned by all directors, executive officers described in the compensation table, and by all directors and executive officers as a group.

Name	Common Stock Beneficially Owned (A)		Percentage of Class
Edward B. Deutsch	118,548	(1)	2.40%
Cornelius E. Golding	7,594	(2)	.15%
Desmond V. Lloyd	6,701	(3)	.14%
Thomas J. Marino	4,923	(4)	.10%
Stewart E. McClure, Jr.	174,051	(5)	3.52%
Gerald B. O’Connor	18,093		.37%
Gerard Riker	66,322	(6)	1.34%
M. Gerald Sedam, II	133,01	(7)	2.70%
Total	529,251		10.72%

(A)
Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of the nominee living in such person’s home, as well as shares, if any, held in the name of another person under an arrangement whereby the Director or executive officer can vest title in himself at once or within sixty (60) days.  Beneficially owned shares also include shares over which the named person has sole or shared voting or investment power, shares owned by corporations controlled by the named person, and shares owned by a partnership in which the named person is a general partner.

None of the shares disclosed in the table above are pledged as security.

1  Includes 32,608 shares purchasable pursuant to immediately exercisable stock options, and 12,788 shares held by  Mr. Deutsch’s spouse.
2  Includes 3,473 shares purchasable pursuant to immediately exercisable stock options, 1,341 shares held by Mr. Golding’s spouse, and 1,737 shares in and IRA for Mr. Golding’s benefit.
3  Includes 4,020 shares purchasable pursuant to immediately exercisable stock options.
4  Includes 3,647 shares purchasable pursuant to immediately exercisable stock options.
5  Includes 155,758 shares purchasable pursuant to immediately exercisable stock options, 1,020 shares held by Mr. McClure’s spouse, and 11,241 shares held in a self-directed retirement plan.
6  Includes 61,005 shares purchasable pursuant to immediately exercisable stock options, and 671 shares held jointly with spouse.
7  Includes 12,731 shares purchasable pursuant to immediately exercisable stock options.

Board of Directors and Committees

Meetings of the Board of Directors are held five (5) times annually and as needed.  The Board of Directors held 21 meetings in the year ended December 31, 2007.  For the year ended December 31, 2007, each of the Company’s Directors attended at least 75% of the aggregate of the total number of meetings of the respective Board of Directors and the total number of meetings of committees on which the respective Directors served.

A majority of the board consists of individuals who are “independent” under the listing standards of the Nasdaq Stock Market (Stewart E. McClure, Jr., Gerard Riker, and Edward B. Deutsch are officers and employees of the Bank and the Company and therefore not independent).  In making this determination with regard to Board member Desmond Lloyd, the Board considered the fact that the company and the bank have used Mr. Lloyd’s restaurant to host events and for catering at offsite events. The Board determined that this did not interfere with Mr. Lloyd’s exercise of independent judgment in carrying out the responsibilities of a director.  Shareholders wishing to communicate directly with the independent members of the Board of Directors may send correspondence to: Mr. Thomas Marino, CPA, J.H. Cohn, LLP, 4 Becker Farm Road, Roseland, NJ  07068.

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics governing the Company’s CEO and senior financial officers, as required by the Sarbanes-Oxley Act and SEC regulations, as well as the Board of Directors and other senior members of management.  Our Code of Business Conduct governs such matters as conflicts of interest, use of corporate opportunity, confidentiality, compliance with law and the like. Our Code of Business Ethics is available on our website at www.somersethillsbank.com.

Committees

The Board of Directors has an Executive Committee, a Nominating and Human Resources Committee, and an Audit Committee.

Executive Committee.  The Executive Committee possesses all the power of the Board except the powers (i) to amend the bylaws; (ii) to elect or appoint any officers or Directors; (iii) to submit to shareholders any action that requires shareholders’ approval; or (iv) to amend or repeal any resolution adopted by the Board of Directors that by its terms is amendable or repealable only by the Board.  Messrs. Deutsch (Chairman), McClure (Vice Chairman), Marino and Sedam serve as members of the Executive Committee.

Audit Committee.   The Company maintains an Audit Committee.  The Audit Committee is responsible for the selection of the independent accounting firm for the annual audit and to establish, and assure the adherence to, a system of internal controls.  The Audit Committee reviews and accepts the reports of the Company’s independent auditors and regulatory examiners.  The Audit Committee arranges for the Bank's directors' examinations through its independent certified public accountants, evaluates and implements the recommendations of the directors' examinations and interim audits performed by the Bank's internal auditor, receives all reports of examination of the Company and the Bank by bank regulatory agencies, analyzes such regulatory reports, and reports to the Board the results of its analysis of the regulatory reports.  The Audit Committee met five (5) times during 2007.  The Board of Directors has adopted a written charter for the Audit Committee which is available on our website at www.somersethillsbank.com.  The Audit Committee consists of Messrs. Marino (Chairman), Sedam, and Golding, all of whom are “independent” under the Nasdaq listing standards and meet the independence standards of the Sarbanes-Oxley Act.  In addition, Mr. Marino has been determined by the Board to be the Audit Committee financial expert; as such term is defined by SEC Rules.

Audit Committee Report

The Audit Committee meets periodically to consider the adequacy of the Company’s financial controls and the objectivity of its financial reporting.  The Audit Committee meets with the Company’s independent auditors and the

Company’s internal auditor, both of whom have unrestricted access to the Audit Committee.

In connection with this year’s financial statements, the Audit Committee has reviewed and discussed the Company’s audited financial statements with the Company’s officers and Crowe Chizek and Company LLC, our independent auditors.  We have discussed with Crowe Chizek and Company LLC, the matters required to be discussed by Statement on Auditing Standards No. 61, (“Communication with Audit Committees”). We also have received the written disclosures and letters from Crowe Chizek and Company LLC required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), and have discussed with representatives of Crowe Chizek and Company LLC their independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on form 10-K for the fiscal year 2007 for filing with the U.S. Securities and Exchange Commission.

Thomas J. Marino, Chairman
Cornelius E. Golding
M. Gerald Sedam, II

Nominating and Human Resources Committee.  The Nominating and Human Resources Committee is comprised of Messrs., O’Connor (Chairman), Golding, and Lloyd.  Each member of the Nominating and Human Resources Committee is independent as such term is defined in the Nasdaq listing standards.  The purpose of the Committee is to assess Board composition; size, additional skills and talents needed, and then identify and evaluate candidates and make recommendations to the Board regarding those assessments and/or candidates.  The Committee recommends to the Board the nominees for election as directors, and considers performance of incumbent directors to determine whether to nominate them for re-election.  In addition, the Nominating and Human Resources Committee reviews senior management’s performance and determines compensation, and reviews and sets guidelines for compensation of the company’s executive officers. The Nominating and Human Resources Committee does not delegate its authority regarding compensation. Mr. McClure, as Chief Executive Officer, provides input to the committee regarding the amount or form of executive compensation for all named executive officers. Currently, no consultants are engaged or used by the Nominating and Human Resources Committee for purposes of determining or recommending compensation.  The Nominating and Human Resources Committee will consider qualified nominations for directors recommended by shareholders.  All shareholder recommendations are evaluated on the same basis as any recommendation from members of the Board or management of the Company.  Recommendations should be sent to Mr. Gerald B. O’Connor, Esq., O’Connor, Parsons & Lane, LLC, 383 Main Street, Chatham, NJ  07928.  Any nomination for director must have been received by December 1, 2007.  Nominees should have a minimum of an undergraduate degree, have experience in a senior executive position in a corporate or equivalent organization, have experience in at least one facet of the Company’s business or its major functions, be active in the communities in which the Company conducts business and be able to positively represent the Company to its customers and potential customers.  The Nominating and Human Resources Committee has a written charter, and that charter is available on our website at www.somersethillsbank.com.

EXECUTIVE COMPENSATION

The following table sets forth compensation paid to the CEO, and up to two other most highly compensated executive officers of the Company earning in excess of $100,000 (the “named executive officers”) as of the fiscal years ended December 31, 2007 and December 31, 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Stewart E. McClure, Jr., President, Chief Executive Officer and Chief Operating Officer	2007 2006	$263,307 $234,230	$50,000 $50,000	$2,789 $0	$1,669 $0	$12,529 $17,305	$330,294 $301,535
Gerard Riker, Executive Vice President and Chief Financial Officer of the Bank and the Company	2007 2006	$180,548 $168,269	$25,000 $24,000	$1,395 $0	$715 $0	$13,522 $12,492	$221,180 $204,761
James Nigro Senior Vice President Senior Lending Officer	2007 2006	$146,974 $126,278	$20,000 $20,000	$465 $0	$238 $0	$281 $239	$167,958 $146,517

(1)  The amounts set forth represent our expense associated with stock option and stock grants pursuant to SFAS 123(R).  No stock options were granted to any named executive officers during 2006.

Stewart E. McClure, Jr. serves as the President, Chief Executive Officer, Chief Operating Officer and Vice-Chairman of the Company and President, Chief Executive Officer, Chief Operating Officer and Vice-Chairman of the Bank pursuant to the terms of an employment agreement originally signed in March 2001 and amended in 2003 and 2007. The agreement has one-year terms which automatically renew unless either party gives six-months notice of its intent not to renew.  Pursuant to the employment agreement, Mr. McClure is entitled to be paid an annual base salary as determined by the Board, although it can not be less than his prior year’s salary adjusted by the Consumer Price Index. Mr. McClure’s employment agreement also provides for certain payments upon a change in control of the company. See “Potential Payments upon Termination or Change-in-Control”

The Bank is also party to a Supplemental Executive Retirement Plan with Mr. McClure. Under the Plan, Mr. McClure will receive an annual retirement benefit of $48,000 per year for fifteen (15) years, commencing upon the date he turns 65. In the event of Mr. McClure’s death prior to his retirement, or in the event of his death after his retirement date, Mr. McClure’s beneficiary will receive the payments due under the plan. The benefits under the plan vest ratably over a four year period, commencing on July 10, 2007.  In 2007 the Bank accrued $21,603 in connection with Mr. McClure’s plan.

Gerard Riker serves as Executive Vice President and Chief Financial Officer of the Company and the Bank pursuant to an employment agreement originally dated May 15, 1998 and amended in March, 2005.  Mr. Riker’s employment is to be renewed each March 31st unless either party provides the other with written notice of its intention not to renew the agreement by February 1st of that year. The agreement provides for an annual base salary to be determined by mutual agreement of the Board and Mr. Riker, but no less than $150,000. Mr. Riker’s employment agreement also provides for certain payments upon a change in control of the company. See “Potential Payments upon Termination or Change-in-Control”.

The Bank is also party to a Supplemental Executive Retirement Plan with Mr. Riker. Under the Plan, Mr. Riker will receive an annual retirement benefit of $24,000 per year for fifteen (15) years, commencing upon the date he turns 72. In the event of Mr. Riker’s death prior to his retirement, or in the event of his death after his retirement date, Mr. Riker’s beneficiary will receive the payments due under the plan. The benefits under the plan vest ratably over a four year period, commencing on July 10, 2007.  In 2007, the Bank accrued $17,500 in connection with Mr. Riker’s plan.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Stewart E. McClure, Jr.	134,009 6,382 6,078 5,789 3,500	0	$ 6.67 6.90 10.64 10.23 12.75	03/19/2011 05/20/2013 04/01/2014 04/01/2015 05/23/2017	1,500	$19,500
Gerard Riker	12,886 20,617 6,701 6,701 6,701 3,191 3,039 2,894 1,500	0	$ 7.75 7.75 9.61 6.35 6.63 5.90 10.64 10.23 12.75	10/29/2008 10/29/2008 05/15/2009 05/15/2010 05/15/2011 02/25/2013 04/01/2014 04/01/2015 05/23/2017	750	$9,750
James Nigro	6,701 1,341 1,596 2,431 2,315 500 750	0	$ 6.69 6.58 5.90 10.64 10.23 12.75 12.53	07/09/2011 04/09/2012 02/25/1023 04/01/2014 04/01/2015 05/23/2017 07/19/2017	250	$3,250

Potential Payments upon Termination or Change-in-Control

Mr. McClure’s employment agreement contains several provisions which provide for payments upon the termination of his employment or a change in control of the company.  The employment agreement provides that if Mr. McClure terminates his employment upon certain circumstances that are defined as good reason, or if his employment is terminated without “just cause” as defined in his contract, he will be entitled to receive a lump sum payment equal to twice his then current base salary and twice the bonus he received in the prior year. He is also entitled to receive continued  medical and insurance coverage for a period equal to the lesser of (i) two years or (ii) until he receives medical and insurance coverage from a new employer. He is also entitled to continue to receive from the company or its successor use of an automobile and payment of his club membership. “Good reason” is defined under Mr. McClure’s agreement as including:

•	Any breach of the agreement by the company which has not been cured within ten days;
•
After a change in control, the assignment of Mr. McClure to duties inconsistent with his position before the change in control or failure to elect Mr. McClure to any position he held prior to the change in control;

•	After a change in control, any reduction in Mr. McClure’s compensation or the relocation of his place of employment by more than 25 miles from its location prior to the change in control; or
•	After a change in control, the company’s decision not to renew Mr. McClure’s employment agreement.

The Company providing notice to Mr. McClure that it will not extend his contract will be deemed a termination without just cause under the agreement.

If Mr. McClure were terminated at December 31, 2007, without just cause, or if he were entitled to resign for good reason, he would be entitled to the following benefits:

Salary and bonus	$610,000
Medical and insurance coverage (1)	$32,295
Automobile usage	$10,030
Club membership	$17,314

(1) Assumes two years of coverage

If Mr. McClure is terminated with “just cause”, he will not be entitled to any further compensation.

If Mr. McClure’s employment is terminated other than for cause after a change in control, he will be entitled to receive a severance payment of three times his then current base salary and bonus, unless he is offered employment, and continues such employment after the change in control for at least two years, in which case he will be entitled to two and one-half times his then current base salary and bonus. If his employment is terminated prior to the end of the two-year period, he will be entitled to the difference between the amount he was paid and the amount he would have received had his employment been terminated upon the change in control.  In addition if a change of control occurs and a change of control payment is provided to Mr. McClure pursuant to the terms of the employment agreement and if the Internal Revenue Service finds that such payment constitutes an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, the company will increase such change of control payment to place Mr. McClure in his original after tax position. Mr. McClure will also be entitled to the insurance, automobile and club payments described above. In the event a change in control occurred on December 31, 2007, and Mr. McClure was not retained or did not accept continued employment, he would be entitled to the following benefits, assuming no other steps were taken to lessen the tax impact of the transaction:

Salary and Bonus	$915,000
Tax gross up	$382,246
Medical and insurance coverage(1)	$32,295
Automobile usage	$10,030
Club membership	$17,314

(1) Assumes two years of coverage

Mr. McClure’s employment agreement defines a change in control as including:

•	Any event requiring the filing of a Current report on Form 8-K to announce a change in control;
•	Any person acquiring 25% or more of the company’s voting power;
•	If, over any two (2) year period, persons who serve on the Board at the beginning of the period fail to make up a majority of the Board at the end of the period;
•	If the company fails to satisfy the listing criteria for any exchange or which its shares are traded due to the number of shareholders or the number of round lot holders; or
•	If the Board of the company approves any transaction after which the shareholders of the company fail to control 51% of the voting power of the resulting entity.

Mr. McClure’s employment agreement contains several restrictive covenants. For a period of one year after the termination of Mr. McClure’s employment, he is not permitted to solicit any customer of the Company or the Bank to become a customer of any other party or entity. In addition, he is not permitted to solicit any employee of the Company or the Bank to become employed by any other party.

Mr. Riker’s employment agreement also contains several provisions which provide for payments upon the termination of his employment or a change in control of the company. The employment agreement provides that, if Mr. Riker terminates his employment for “good reason”, he will be entitled to receive a severance payment equal to his then current base salary paid in periodic installments over a one-year period. Good reason is defined under Mr. Riker’s contract in the same manner as under Mr. McClure’s contract. If Mr. Riker terminated his employment for good reason as of December 31, 2007, he would have been entitled to a severance payment of $177,500.

In the event Mr. Riker’s employment is terminated for reasons other than “just cause” as defined in the agreement, Mr. Riker is entitled to a severance payment equal to two times his then current base salary, payable in equal installments over a two year period. Had Mr. Riker’s employment been terminated other than for “just cause” at December 31, 2007, he would have been entitled to a severance payment equal to $355,000.

In the event of a change in control of the company, if Mr. Riker is terminated for reasons other than “just cause” or if he resigns for “good reason”, he will be entitled to a severance payment equal to twice his average base salary over the prior five years. The payment will be made at Mr. Riker’s election in a lump sum or over a thirty-six month period. He will also be entitled to continued insurance benefits for the lesser of (i) one year from termination or (ii) until Mr. Riker obtains subsequent employment offering substantially similar benefits. If a change in control of the company were to have occurred and Mr. Riker’s employment was terminated for other than just cause, or if he resigned his employment for good reason, in either case as of December 31, 2007, he would have been entitled to a severance payment equal to $326,462 and insurance benefits equal to $11,024, assuming he did not obtain subsequent employment within one year.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Edward B. Deutsch (1)	$ 0	$0	$0	$ 0
Cornelius E. Golding (2)	$3,200	$0	$0	$3,200
Desmond V. Lloyd (3)	$3,200	$0	$0	$3,200
Thomas J. Marino (4)	$4,800	$0	$0	$4,800
Gerald B. O’Connor	$3,200	$0	$0	$3,200
M. Gerald Sedam (5)	$4,000	$0	$0	$4,000

(1)
Mr. Deutsch serves as an executive officer of the company, and is compensated as an employee of the company. He does not receive any additional compensation for serving on the Board of Directors.  At December 31, 2007, Mr. Deutsch held options to purchase 32,608 shares of common stock.

(2)	At December 31, 2007, Mr. Golding held options to purchase 3,473 shares of common stock.
(3)	At December 31, 2007, Mr. Lloyd held options to purchase 4,020 shares of common stock.
(4)	At December 31, 2007, Mr. Marino held options to purchase 3,647 shares of common stock.
(5)	At December 31, 2007, Mr. Sedam held options to purchase 12,731 shares of common stock.

The Company pays each non-employee an annual cash retainer of $3,200, with an additional cash payment of $800 for each committee chair. We do not currently pay per meeting fees, although the Board will continue to review the appropriate level and form of Board compensation.

Interest of Management and Others in Certain Transactions; Review, Approval or Ratification of Transactions with Related Persons

The Company, including its subsidiary and affiliates, has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers, principal stockholders and their associates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others.  Those transactions do not involve more than the normal risk of collectability or present other unfavorable features.

The transactions with management at December 31, 2007 are as follows: (a) Or-Nu, Inc., a corporation in which Edward B. Deutsch is a shareholder, has a mortgage note with the Bank with an outstanding balance of $1,091,657; (b) Edward B. Deutsch and Nancy Deutsch have a residential mortgage loan with the Bank with an outstanding balance of $494,688; (c) Edward B. Deutsch was a co-borrower on a short term unsecured note in the amount of $300,000 that was subsequently paid in full on February 14, 2008 from the proceeds of an $800,000 mortgage loan, extended by the Bank, on which Edward B. Deutsch is a co-borrower; (d) Edward B. Deutsch was the borrower on a short term unsecured note in the amount of $250,000 that was subsequently paid in full on January 24, 2008 from the proceeds of a $500,000 home equity line of credit extended by the Bank to Edward B. Deutsch; and (e) Lloyd Restaurant Associates, LLC, a restaurant owned by Director Desmond V. Lloyd and his spouse, has a $200,000 line of credit with the Bank, with an outstanding balance of $182,881.

The transactions with management at December 31, 2006 are as follows: McElroy, Deutsch, Mulvaney & Carpenter, LLP, attorneys at law, had outstanding term loan balances to the Bank of $396,608. Edward B. Deutsch, Chairman of the Board of Directors, is a senior partner of McElroy, Deutsch, Mulvaney & Carpenter, LLP; (b) Or-Nu, Inc., a

corporation in which Edward B. Deutsch is a shareholder, has a mortgage note with the Bank in the original principal amount of $1,350,000, of which the Bank maintains $969,968 in exposure; (c) Edward B. Deutsch and Nancy Deutsch have a residential mortgage loan with the Bank with an outstanding balance of $1,084,039; (d) Graham Curtin, a professional association in which Mr. Graham is a shareholder, is the borrower under a term loan with the Bank with a balance of $130,500,  (e) Lloyd Restaurant Associates, LLC, a restaurant owned by Director Desmond V. Lloyd and his spouse, has a $200,000 line of credit with the Bank, with an outstanding balance of $159,946.

Other then the ordinary course lending transactions or the extension of credit to insiders set forth above made pursuant to Regulation O, which must be approved by the Bank’s Board under bank regulatory requirements, all related party transactions are reviewed and approved by our Audit Committee. This authority is provided to our Audit Committee under its written charter. In reviewing these transactions, our Audit Committee seeks to ensure that the transaction is no less favorable to the Company than a transaction with an unaffiliated third party. During 2007, there were no transactions with related parties which would not have been required to be approved by our Audit Committee, and there were no related party transactions not approved by our Audit Committee.

INDEPENDENT AUDITORS

The Company's independent auditors for the fiscal year ended December 31, 2007 were Crowe Chizek and Company LLC.  Crowe Chizek and Company LLC has advised the Company that one or more of its representatives will be present at the Annual Meeting to make a statement if they so desire and to respond to appropriate questions.
Principal Accounting Firm Fees

Aggregate fees billed to the company for the fiscal years ended December 31, 2007 and 2006 by the Company’s principal accounting firm are shown in the following table. The fees represent fees from Crowe Chizek and Company, LLC for 2007 and 2006.

	Fiscal Year Ended December 31
	2007	2006
Audit Fees	$126,000	$120,000
Audit-Related Fees	$0	$0

Total Audit and Audit-Related Fees	$126,000	$120,000
All Other Fees	$31,460	$14,400

Total Fees	$157,460	$134,400

COMPLIANCE WITH SECTION 16(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Officers, directors and greater than ten percent stockholders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

The Company believes that all persons associated with the Company and subject to Section 16(a) have made all required filings for the fiscal year ended December 31, 2007.

SHAREHOLDER PROPOSALS

Proposals of shareholders to be included in the Company's 2009 proxy material must be received by the secretary of the Company no later than December 1, 2008.

OTHER MATTERS

The Board of Directors is not aware of any other matters which may come before the Annual Meeting. However, in the event such other matters come before the meeting, it is the intention of the persons named in the proxy to vote on any such matters in accordance with the recommendation of the Board of Directors.

Shareholders are urged to sign the enclosed proxy, which is solicited on behalf of the Board of Directors, and return it in the enclosed envelope.

By Order of the Board of Directors

/s/ Stewart E. McClure, Jr.

Stewart E. McClure, Jr.
President, Chief Executive Officer
and Chief Operating Officer

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY SOMERSET HILLS BANCORP
		For	With- hold	For All Except
ANNUAL MEETING OF SHAREHOLDERS APRIL 30, 2008	1. Election of the following two (2) nominees to each serve on the Board of Directors for the terms set forth in the accompanying proxy statement:	☐	☐	☐
The undersigned hereby appoints Edward B. Deutsch and Stewart E. McClure, Jr., and each of them, with full power of substitution, to vote all of the shares of Somerset Hills Bancorp (the "Company") standing in the undersigned's name at the Annual Meeting of Shareholders of the Company, to be held at the Basking Ridge Country Club, 185 Madisonville Road, Basking Ridge, New Jersey on April 30, 2008 at 9:30 a.m., and at any adjournment thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

The Board of Directors recommends approval of the following proposals.
Edward B. Deutsch and Thomas J. Marino INSTRUCTION: To withhold authority to vote for any individual -nominee, mark “For All Except” and write the nominee’s name on the line provided below.

2. In their discretion, such other business as may properly come before the meeting.

This proxy will be voted as specified above. If no choice is specified, the proxy will be voted "FOR" (1) Management's nominees to the Board of Directors.

	PLEASE CHECK BOX IF YOU PLAN TO ATTEND ª THE MEETING.			☐

(Please sign exactly as your name appears. When signing as an executor, administrator, guardian, trustee or attorney, please give your title as such. If signer is a corporation, please sign the full corporate name and then an authorized officer should sign his name and print his name and title below his signature. If the shares are held in joint name, all joint owners should sign.)

Please be sure to sign and date this Proxy in the box below	Date
Shareholder sign above	Co-holder (if any) sign above)

Ç Detach above card, sign, date and mail in the return envelope provided.  Ç
SOMERSET HILLS BANCORP

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.